Exhibit 10(g)(2)

Execution Copy

AMENDMENT NO. 3 dated as of June 29, 2007 (this “Amendment No. 3”) among NewStar Structured Finance Opportunities II, LLC (the “Issuer”), NewStar Financial, Inc., as limited recourse provider (the “Limited Recourse Provider”), MMP-5 Funding, LLC, Fenway Capital, LLC, Fenway Funding, LLC, Natixis Financial Products Inc., as agent for the Investors (in such capacity, together with its successors in such capacity, the “Investor Agent”) and U.S. Bank National Association, as trustee (in such capacity, together with its successors and assigns, the “Trustee”).

Reference is made to the Note Purchase Agreement dated as of March 21, 2006 (as amended, modified and/or supplemented prior to the effectiveness hereof, the “Note Purchase Agreement”) among NewStar Structured Finance Opportunities, LLC (“SPV I”), the Limited Recourse Provider, MMP-5 Funding, LLC, as Swingline Investor, the Investors party thereto, the Investor Agent and the Trustee.

Reference is also made to the Assignment and Assumption Agreement dated as of the date hereof between SPV I and the Issuer, pursuant to which SPV I contributed and assigned all of its assets to the Issuer and the Issuer assumed all of SPV I’s obligations under the Note Purchase Agreement and the other Financing Documents.

The parties to the Note Purchase Agreement wish to amend the Note Purchase Agreement to the extent provided herein. Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Terms used but not defined herein have the respective meanings given to such terms in the Note Purchase Agreement or, if not defined therein, in the Security Agreement.

Section 2. Amendments to Note Purchase Agreement. Effective as of the date hereof, but subject to the execution and delivery of this Amendment No. 3 by each of the intended parties hereto, the Note Purchase Agreement shall be amended as follows:

(a) Section 1.1 of the Note Purchase Agreement is hereby amended by restating the definition of Reinvestment Period as follows:

“Reinvestment Period” means the period from the Closing Date to and including the earliest to occur of (a) the later of (i) the date which falls 18 months after the Closing Date and (ii) the date which is five Business Days after the Investor Agent provides written notice to the Issuer, the Trustee and the Collateral Manager of the termination of the Reinvestment Period, (b) the date on which the Commitments terminate under Section 6.2, and (c) the CDO Closing Date.

(b) A new Section 2.1(c) is hereby added to the Note Purchase Agreement as follows:

(c) Sale of Undivided Interests. In addition to, and without in any way limiting the assignments and pledges under the Security Agreement (each of which remains in full force and effect), and for good and valuable consideration, the receipt and sufficiency are hereby acknowledged by the parties hereto, the Issuer hereby sells and assigns to the Investor Agent, for the benefit of the Investors, a undivided percentage ownership interest equal to the Advance Ratio (as defined below) at the time of determination in (i) each Collateral Debt Security held by the Issuer from time to time and (ii) all Collections will respect thereto and (iii) all Eligible Investments, Cash and Underlying Instruments and other proceeds of each such Collateral Debt Security. The Advance Ratio (the “Advance Ratio”) shall equal, at any date of determination, a fraction (i) the numerator of which is the aggregate principal amount of the Advances outstanding at such time and (ii) the denominator of which is the Principal Collateralization Amount at such time. The undivided ownership interests held by the Investor Agent, on behalf of the Investors, shall be released at the time and in the circumstances when the Trustee’s security interests are released or required to be released under the Financing Documents.

(c) Section 2.8(e) of the Note Purchase Agreement is hereby amended and restated as follows:

(e) The Issuer may, upon at least one Business Day’s notice from the Issuer (or the Collateral Manager on behalf of the Issuer) to the Investor Agent and the Trustee, prepay all or any portion of the Advances specified in such notice from Interest Proceeds and/or Principal Proceeds by paying the principal amount to be prepaid on the date of such prepayment and shall pay on the next succeeding Payment Date following the Due Period in which such prepayment is made all accrued interest thereon to the date of prepayment and any amount due pursuant to Section 2.12. Each partial prepayment under this Section 2.8(e) shall be in an aggregate principal amount of $50,000 or an integral multiple of $25,000 in excess thereof unless the prepayment is made on a Payment Date, in which case there is no minimum prepayment but any prepayment must be in integral multiples of $1,000.

(d) A new clause (i) is hereby added to Section 2.8 of the Note Purchase Agreement as follows:

In addition to the Issuer’s rights pursuant to Section 2.8(e), NewStar shall have the right (upon at least one Business Day’s notice to the Investor Agent and the Trustee), at any time following the reduction of the outstanding principal amount of the Advances to a level that is less than or equal to ten percent (10%) of the original Commitment, to reduce the aggregate amount of the Commitments to zero and to repay all, but not less than all, of the then outstanding Advances. The purchase price in respect thereof shall be an amount equal to all Obligations as of the date of such repayment (including the outstanding principal amount of all the Advances), plus all accrued and unpaid expenses and other amounts owing to the Investor Agent, the Trustee, the Custodian and any Hedge Counterparty.

(e) A new clause (j) is hereby added to Section 2.8 of the Note Purchase Agreement as follows:

Notwithstanding anything contained in this Agreement or any other Financing Document, at any time on one occasion on or after June 27, 2007, the Investor Agent, acting at the direction of the Required Investors, shall have the right to require the Issuer to repay the unpaid principal amount of all Advances together with all accrued and unpaid interest, fees and other amounts outstanding under this Agreement in connection with the refinancing of the Advances together with all accrued and unpaid interest, fees and other Obligations outstanding under this Agreement on terms mutually acceptable to the Investor Agent and the Issuer (whose consent shall not be unreasonably withheld). The Investor Agent shall provide the Issuer, the Collateral Manager and the Trustee with not less than 90 days (or such shorter period of time as may be agreed to by the Issuer) written notice of the exercise of such right. On the date fixed for such repayment, the Issuer shall pay to the Trustee the outstanding principal amount of all Advances, all accrued and unpaid interest and fees owing to the Investors, the Swingline Investor and the Investor Agent, and all accrued and unpaid expenses and other amounts owing to the Investor Agent, the Trustee, the Custodian and any Hedge Counterparty through the date of such prepayment (collectively, the “Redemption Amount”) shall be paid in full. Upon payment of the Redemption Amount, this Agreement and the other Financing Documents shall terminate and all security interests of the Trustee, the Custodian, the Investor Agent, the Investors, the Swingline Investor and any other person in the Collateral shall terminate.

Section 3. Consent; Agreement.

(a) Notwithstanding anything contained in the Note Purchase Agreement or any other Financing Document to the contrary, the Investor Agent and the Investors hereby consent to the sale by the Issuer to NewStar or an Affiliate thereof for Cash of Collateral Debt Securities having a Principal Balance equal to $56,600,000.

(b) Notwithstanding anything contained in the Note Purchase Agreement or any other Financing Document to the contrary, the Swingline Amount shall be zero ($0) and the Swingline Investor shall have no obligation to make Swingline Advances, and Swingline Advances shall not be made, unless the Investor Agent, the Swingline Investor and the Issuer otherwise agree in writing.

(c) Notwithstanding anything contained in the Note Purchase Agreement or any other Financing Document to the contrary, the Issuer shall not acquire any Collateral Debt Securities after the date hereof.

Section 4. Representations and Warranties. The Issuer represents and warrants to each Investor, the Investor Agent, the Trustee and the Custodian that after giving effect to this Amendment No. 3, that (a) no Default shall have occurred and be continuing and (b) the representations and warranties of the Issuer contained in the Note Purchase Agreement and each of the other Financing

Documents shall be true and correct, except where such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct as so qualified as of such date (unless stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

Section 5. Continuing Effectiveness. Except as amended hereby, the Note Purchase Agreement shall remain unchanged and in full force and effect, and each reference to the Note Purchase Agreement in the Financing Documents shall be deemed to be a reference to the Note Purchase Agreement as amended hereby.

Section 6. Counterparts. This Amendment No. 3 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Amendment No. 3 by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Governing Law. This Amendment No. 3 shall be construed in accordance with and be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the day and year first above written.

NEWSTAR STRUCTURED FINANCE OPPORTUNITIES II, LLC

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

NEWSTAR FINANCIAL, INC. as Limited Recourse Provider

By:	/s/ John J. Frishkopf
Name:	John J. Frishkopf
Title:	Treasurer

MMP-5 FUNDING, LLC as Investor and Swingline Investor

By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

FENWAY CAPITAL, LLC as Investor

By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

FENWAY FUNDING, LLC as Investor

By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

NATIXIS FINANCIAL PRODUCTS, INC. as Investor Agent

By:	/s/ Ralph J. Inglese
Name:	Ralph J. Inglese
Title:	Managing Director

By:	/s/ Christopher Hayden
Name:	Christopher Hayden
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Ralph J. Creasia
Name:	Ralph J. Creasia
Title:	Vice President

By:	/s/ Mark P. Sullivan
Name:	Mark P. Sullivan
Title:	Vice President